ASSET PURCHASE AGREEMENT

                                      AMONG

                             WELLTECH EASTERN, INC.,

                             KEY ENERGY GROUP, INC.,

                        TRI STATE WELLHEAD & VALVE, INC.

                                       AND

                                 JOHN C. BOZEMAN




                                 MARCH 14, 1997

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is entered into as of March 15, 1997 (the "Effective Date") among Key Energy Group, Inc., a Maryland corporation ("Key"), WellTech Eastern, Inc., a Delaware corporation and a wholly-owned subsidiary of Key ("Buyer"), Tri State Wellhead & Valve, Inc., a Texas corporation ("Seller"), and John C. Bozeman, the sole shareholder of the Seller (the "Shareholder").

                                   WITNESSETH:

WHEREAS, Seller desires to sell substantially all of its assets, and Buyer desires to purchase such assets.

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants, and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    Article I

                           Purchase and Sale of Assets

1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, all of the assets of Seller existing on the date hereof other than the Excluded Assets (defined below), whether, tangible, or intangible, including, without limitation, the following assets of Seller relating to or used or useful in the operation of the business of Seller as conducted by Seller on and before the date hereof (the "Business") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

(a) all tangible personal property of Seller (such as machinery, equipment, furniture and fixtures, and vehicles including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

(b) all of the inventory of Seller, including, without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Inventories"), subject to changes in the ordinary course of business since the Balance Sheet Date (as defined in Section 2.1.3 hereof

(c) all of Sellers' intangible assets collectively, the "Intangibles"), including, without limitation, (i) all of Seller's rights to the names under which it is incorporated or under which it currently does business, (ii) all of Seller's rights to any patents, copyrights, trademarks, service marks, licenses or sublicenses, trade names, written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the business, including those specifically listed on Schedule 1.1(c) hereto (collectively, the "Seller Intellectual Property"), and (iii) all of Seller's rights in its phone numbers and all of its account ledgers, sales and promotional literature, computer software, books, records, files, and data (including customer and supplier lists), and all other records of Seller relating to the Assets or the Business, excluding the corporation minutes books of Seller;

(d) to the extent that Seller has the legal power to convey same, those leases, subleases, contracts, contract rights, and agreements, (collectively, the "Contracts") relating to the of the Business, specifically listed on Schedule 1.1(d) hereto (collectively, the Transferred "Contracts");

(e) to the extent that Seller has the legal power to convey same, all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") of Seller obtained from governments and governmental agencies relating to including, without limitation, that which is more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

(f) the goodwill and going concern value of the Business; and

(g) to the extent that Seller has the legal power to convey same, all other or additional privileges, rights, interests, properties and assets of Seller of every kind and description and wherever located that are used in the Business, intended for use in the Business, or necessary for the continued conduct of the Business other than the Excluded Assets. The Assets described in this subparagraph (g) shall include the right to complete all work in progress of Seller as it exists at 12:01 A.M. on March 15, 1997 (the Effective Date"). All customer payments due or to become due with respect to such work in process arising out of services performed or products furnished prior to the Effective Date shall be retained by Seller and all customer payments due or to become due with respect to services furnished and products furnished subsequent to the Effective Date shall be the property of Buyer. All expenses incurred, including expenses of wages or salaries of employees, incurred prior to the Effective Date shall remain the liability of Seller and all such expenses incurred after the Effective Date shall be the liability of Buyer.

The  Assets  shall  not  include  the  following  (collectively,  the  "Excluded
Assets"); (i) notes or indebtedness owed to Seller including all of Seller's accounts receivable and all other rights of Seller to payment for services rendered by Seller before the Effective Date the ("Seller Receivables"); (ii) all cash accounts, cash equivalents or similar investments of Seller and all petty cash of Seller kept on hand for use in the Business; (iii) all right, title and interest of Seller in and to all prepaid rentals, other prepaid expenses, prepaid taxes, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets of the Business; (iv) the corporate charter, corporate seal, organizational documents and minute books of Seller; (v) all assets in possession of Seller but owned by third parties; (vi) all rights under the Contracts of Seller not specifically assigned to Buyer hereunder; and (viii) Seller's right, title and interest in and to this Agreement; and (ix) two hot oiler trucks, all tubing owned by Seller, and one end dump trailer.

1.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller contained herein, Buyer (i) agrees to pay to Seller, on the date hereof, the amount of $550,000 in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account designated by Seller; and (ii) Key, for the benefit of Buyer, agrees to issue, in accordance with Section 4.2 hereof, 83,770 shares (the "Key Shares") of common stock, par value $.01 per share, of Key (the "Key Common Stock").

1.3 Assumed Liabilities. Buyer shall assume only those liabilities of Seller associated with Buyer's assumption of the Transferred Contracts. Seller shall be responsible for all other liabilities of Seller (collectively, the "Retained Liabilities"), including, without limitation all obligations and liabilities owed by Seller to the Employees (as defined in Section 2.1.10 hereof).

1.4 Assets Owned by Shareholder. Buyer and Seller acknowledge that some of the Assets listed on Schedule 1.1(a) hereto are in fact owned by Shareholder rather than by Tri-State. With respect to all such Assets owned by Shareholder, the term "Seller" as used in this Article I shall include Shareholder.

                                   Article II

                         Representations and Warranties
                          of Seller and the Shareholder

2.1 Representations and Warranties of Seller. Each of Seller and the Shareholder jointly and severally represents and warrants to Buyer and Key as follows:

2.1.1. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the Assets or the Business.

2.1.2. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement and all other agreements executed by Seller or the Shareholder and delivered to Buyer or Key in connection herewith (the "Seller Agreements") have been authorized by all necessary corporate action on the part of Seller, and this Agreement and the Seller Agreements are valid and binding obligations of Seller and the Shareholder, as applicable, enforceable (subject to normal equitable principals) against such parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the Seller Agreements and the consummation of the transaction contemplated hereby and thereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Seller, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Seller or the Shareholder is a party or by which Seller or the Shareholder or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which Seller or the Shareholder or any of their respective properties are subject.

2.1.3. Financial Statement; Absence of Certain Changes and Events. Seller has delivered to Buyer copies of certain unaudited financial statements of Seller. Such financial statements are attached hereto as Schedule 2.1.3 (collectively, the "Seller Financial Statements") and include Seller's balance sheet (the "January 31, Balance Sheet") as at January 31, 1997 (the "Balance Sheet Date"). The Seller Financial Statements present fairly and fully the financial condition of the Seller as at the dates and for the periods indicated thereon, subject, in the case of interim financial statements, to normal year end adjustments. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been (whether as a result of a single event or in the aggregate):

(a) Financial Change. Any material adverse change in the Assets, the Business or the financial condition, operations, liabilities or prospects of Seller;

(b) Property Damage. Any material damage, destruction, or loss to any of the Assets or the Business (whether or not covered by insurance);

(c) Waiver. Any waiver or release of a material right of or claim held by Seller;

(d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any material asset of Seller other than in the ordinary course of business;

(e) Labor Disputes. Any labor disputes between Seller and its employees; or

(f) Other Changes. Any other event or condition known to either Seller or the Shareholder that particularly pertains to and has or is likely to have a material adverse effect on the Assets, the operations and the Business or the financial condition or prospects of Seller.

2.1.4. Transferred Contracts. Schedule 1.1(d) hereto sets forth a complete list of all Contracts, relating to the Assets or the operation, of the Business. All of the Transferred Contracts are in full force and effect, and constitute valid and binding obligations of Seller. Seller is not, and no other party to any Transferred Contract is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Transferred Contract has been entered into on terms which could reasonably be expected to have a material adverse effect on the use of the Assets by Buyer. Neither Seller nor the Shareholder has received any information which would cause such party to conclude that any customer of Seller will (or is likely to) cease doing business with Buyer, as successor the Business, as a result of the consummation of the transactions contemplated hereby.

2.1.5. Title to and Condition of Assets. Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). Except as noted on Schedule 1.1(a), all of the Assets are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the knowledge of either Seller or the Shareholder, all of the Assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by Seller or the Shareholder, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

2.1.6. Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the ownership, operation, maintenance or use of the Assets and for the conduct of the Business in the manner in which the Assets are now being owned, operated, maintained and used and the manner in which the Business is being conducted. Each of the Seller Permits and Sellers' rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Seller subject to administrative powers of regulatory agencies having jurisdiction. Seller is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits has been, or to the knowledge of Seller or the Shareholder, are threatened to be, revoked, canceled, suspended or modified. Upon consummation of the transactions contemplated hereby, each of the Seller Permits which may be lawfully assigned by Seller shall have been validly assigned to Buyer, will be valid and subsisting in full force and effect, and will be enforceable by Buyer subject to administrative powers of regulatory agencies having jurisdiction.

2.1.7. Intellectual Property. Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material to or necessary for the cooperation of the Assets and the continued conduct of the Business. The Seller Intellectual Property is owned or licensed by Seller free and clear of any Encumbrances. Seller has not granted to any other person any license to use any Seller Intellectual Property. Use of the Seller Intellectual Property by Buyer will not, and the use of the Seller Intellectual Property by Seller did not, infringe, misappropriate or conflict with the intellectual property rights of others. Neither Seller nor the Shareholder has received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by Seller of the Seller Intellectual Property.

2.1.8. Necessary Consents. Seller will use its best efforts to obtain and deliver to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including the assignment of the Seller Permits and the Transferred Contracts.

2.1.9. Environmental Matters. None of the current or past operations of the Business or the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below). Neither Seller nor the Shareholder has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to Seller's or the Shareholder's knowledge, threatened relating to the ownership, use, maintenance or operation of the
Assets or the conduct of the business of Seller, nor, to Seller's or Shareholder's knowledge, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses. To Seller's or the Shareholder's knowledge, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. Those Hazardous Materials (defined below) which have been or are currently being used by Seller in the operation of the Assets are listed in
Schedule 2.1.9 hereto. No other Hazardous Materials have been or are currently being used by Seller in the operation of the Assets. To Seller's or the Shareholder's knowledge, there are no, and there have never been any, underground storage tanks (as defined under Applicable Environmental Laws) located under Seller's properties, whether owned or leased. There are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials, or any property owned or leased by Seller, or on any property on which Hazardous Materials generated by Seller's operations or the use of the Assets were disposed of, which would result in a material adverse change in the Business. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder,
(iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 et seq.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and
(y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

2.1.10. Employees. Schedule 2.1.10 hereto is a complete and accurate listing of all employees of Seller that are involved in the ownership, operation, maintenance or use of the Assets or the conduct of the Business (the "Employees"). Seller does not currently sponsor, maintain or contribute to, and has not at anytime sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. No employee benefit plan of Seller will, by its terms or applicable law, become binding upon or an obligation of Buyer. Buyer has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the Assets or the Business. Seller does not have any dispute with any of its existing or former employees. There are no labor disputes or to the knowledge of Seller, any disputes threatened by current or former employees of Seller.

2.1.11. Investigations; Litigation. No investigation or review by any governmental entity with respect to Seller or any of the transactions contemplated by this Agreement or the Seller Agreements is pending or, to the best of Seller's knowledge, threatened, nor has any governmental entity indicated to Seller an intention to conduct the same. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Seller is a party or, to the knowledge of Seller or Shareholder, might become a party or which particularly affects the Assets or the Business.

2.1.12. Absence of Certain Business Practices. Neither Seller, the Shareholder nor any officer, employee or agent of Seller, nor any other person acting on its or his behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable use of the Assets or conduct of the Business (or to assist Seller in connection with any actual or proposed transaction) which if not given in the past, might have had a material adverse effect on the profitable use of the Assets or conduct of the Business , or if not continued in the future, might materially adversely effect the profitable use of the Assets or conduct of the Business.

2.1.13. Solvency. Seller is not now insolvent, nor will Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent" means that the sum of the present fair and saleable value of Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

2.1.14. Untrue Statements. Seller has made available to Buyer and Key true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Assets and the business, and such information covers all commitments and liabilities of Seller relating principally to the Assets. This Agreement, the Seller Agreements and the other instruments executed by Seller, or the Shareholder and delivered to Buyer or Key in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

2.1.15. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller, the Shareholder and their counsel directly with Buyer, Key and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

2.1.16. Investment Representations of Seller. Pursuant to Sections 1.2 and 4.2 hereof, Key will issue the Key shares to the Shareholder. In connection with this issuance, each of Seller and the Shareholder acknowledges, represents and agrees that :

(a) The Shareholder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

(b)(i) The Shareholder, through his own operations, is knowledgeable in operations of the type conducted by Key, (ii) Key has made available to Seller and the Shareholder extensive legal, financial, accounting and other business records for examination by Seller and the Shareholder, (iii) Key has made its principal executive and operating personnel available for consultation with the designated representatives of Seller and the Shareholder, (iv) Seller and the Shareholder have made an extensive investigation of Key's assets and liabilities, business and financial affairs, and operations, (v) the Shareholder is aware of the risks associated with ownership of the Key Shares, (vi) the Shareholder is capable of bearing the financial risks associated with such ownership, and (vii) while recognizing that he cannot effectively waive the protections afforded to it under the Securities Act, he regards himself as an entity of such financial capacity, sophistication, and prudence that he does not require the protections afforded to him by the Securities Act, and is relying upon his own investigation of Key in making his decision to enter into this Agreement.

(c) The Key Shares have not been registered under the Securities Act, or registered or qualified under any applicable state securities laws;

(d) The Key Shares are being issued to the Shareholder in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon the Shareholder's bona fide investment intent with respect to the Key Shares;

(e) Seller's acquisition of the Key Shares is solely for its own account for investment, and Seller is not acquiring the Key Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

(f) Seller shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Key of an opinion of legal counsel reasonably satisfactory to Key that an exemption from registration is available;

(g) Since the Key Shares have not been registered under the Securities Act or applicable state securities laws, Seller must bear the economic risk of holding the Key Shares for an indefinite period of time, and Seller is capable of bearing such risk; and

(h) In addition to any other legends required by law or the other agreements entered into in connection herewith, the certificate evidencing the Key Shares will bear a conspicuous restrictive legend substantially as follows:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

2.2. Limitation on Representations. The existence of an inaccuracy or incorrectness with respect to a representation contained in this Article II shall not constitute a misrepresentation or a breach of any such representation unless such inaccuracy or incorrectness shall be material. An inaccuracy or incorrectness shall be considered material if:

(a) it is contained in a financial statement delivered by Seller to Buyer prior to Closing and relates to a financial matter which could reasonably be expected to be relied on by Buyer in determining the advisability of the purchase described herein or the amount of consideration to be paid; or,

(b) it results in an actual financial loss to Buyer.

2.3 To the Knowledge of Seller. The term "to Seller's or the Shareholder's knowledge" or any similar term, where any representation or warranty contained in Article II is expressly qualified by reference to such phrase, shall mean that Seller acting by and through its duly appointed and authorized officers, confirms that as to the matters that are the subject of such representations and warranties, such officers either have actual knowledge of such matters or have made inquiries with respect to such matters, sufficient to allow Seller to make such representation or warranty in good faith without actual knowledge that such representation is untrue.

                                   Article III

                 Representations and Warranties of Buyer and Key

3.1 Representations and Warranties of Buyer. Buyer represents and warrants to Seller and the Shareholder as follows:

3.1.1. Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the business of Buyer.

3.1.2. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement and all other agreements executed by Buyer and delivered to Seller or the Shareholder in connection herewith (the "Buyer Agreements") have been authorized by all necessary corporate action on the part of Buyer, and this Agreement and the Buyer Agreements are valid and binding obligations of Buyer, enforceable (subject to normal equitable principals) against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the Buyer Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Buyer; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer is a party or by which Buyer or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Buyer or any of its properties is subject.

3.1.3. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller, the Shareholder and their counsel, without the intervention of any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payment.

3.2 Representations and Warranties of Key. Key represents and warrants to Seller and the Shareholder as follows:

3.2.1. Organization and Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the business of Buyer.

3.2.2. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement and all other agreements executed by Key and delivered to Seller, or the Shareholder in connection herewith (the "Key Agreements") have been authorized by all necessary corporate action on the part of Key, and this Agreement and the Key Agreements are valid and binding obligations of Key, enforceable (subject to normal equitable principals) against Key in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the Key Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Key; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key is a party or by which Key or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Key or any of its properties is subject.

3.2.3. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key and its counsel directly with Seller, the Shareholder and their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

                                   Article IV

                              Additional Agreements

4.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer and Key, each of Seller and the Shareholder agrees that for a period of 60 months following the Effective Date, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business selling and installing wellhead and down hole equipment, providing drilling, workover or well services, engaging in oil field tool rental, or providing any other oil field services previously provided by Seller during the twenty-four (24) month period in Texas, Oklahoma or Kansas (the "Territory");
(ii) request any present customers or suppliers of Seller to curtail or cancel their business with Buyer or Key; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Seller, Buyer or Key or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Buyer or Key to terminate his employment. Seller agrees that if either the length of time or geographical area of the Territory is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 4.1 are in addition to any other obligations that Seller or the Shareholder may have under the laws of any state requiring a corporation who sells its assets (and the shareholders of such corporation) to limit its activities so that the goodwill and business relations being transferred with such assets will not be materially impaired.
Seller further agrees and acknowledge that Buyer and Key do not have any adequate remedy at law for the breach or threatened breach by Seller of this covenant, and agree that Buyer or Key may, in addition to the other remedies which may be available to them hereunder, file a suit in equity to enjoin Seller from such breach or threatened breach. If any provisions of this Section 4.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Seller acknowledges that the covenants set forth in this
Section 4.1 are being executed and delivered by Seller in consideration of the covenants of Buyer and Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

4.2 Issuance of Key Shares. On the date hereof, Key shall file an additional listing application with the American Stock Exchange requesting the listing of the Key Shares. On the date Key receives notice of approval of such request, Key shall send written instructions to its transfer agent and registrar to issue, countersign and register one or more certificates representing the Key Shares in the name of the Shareholder and deliver such certificate(s) to the Shareholder at the address specified in Section 6.4 hereof. In the event that the American Stock Exchange does not approve the listing application, the parties hereto shall negotiate in good faith the appropriate consideration to replace such shares.

4.3 Employment of the Shareholder. Buyer hereby agrees to employ the Shareholder as Buyer's area manager at a salary of $5,000 per month, a monthly vehicle allowance and those additional benefits now afforded buyer's employees commensurate with shareholder's area manager position with Buyer. 4.4 Hiring Employees. Effective as of the date hereof, all of the Employees shall be terminated by Seller. Buyer may, but shall be under no obligation to, hire any of the Employees effective as of the date hereof. Except as provided in Section
1.4 hereof, Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the date hereof. Seller and the Shareholder shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees and use its best efforts to cause the acceptance of any and all such offers. All Employees hired by Buyer shall be at-will employees of Buyer.

4.5 Registration Rights. Key has delivered to the Shareholder a copy of the Registration Right Agreement among Key, McMahan Securities Co. L.P. and Rauscher Pierce Refsnes, Inc. dated July 3, 1996 (the "Registration Rights Agreement") pursuant to which Key has agreed to (i) file a registration statement (the
"Shelf Registration Statement") with the SEC on or before April 3, 1997 registering the resale of certain shares of Key Common Stock issuable upon conversion of certain outstanding convertible debentures of Key and (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or before July 3, 1997. Key hereby agrees to include the resale of the Key Shares in the Shelf Registration Statement; provided, that (i) each of the Shareholders shall have all duties and obligations of a "Holder" under the Registration Rights Agreement and (ii), notwithstanding the inclusion of the resale of the Key Shares in the Shelf Registration Statement, the Shareholders shall have no right to participate in an underwritten offering, if any, of Key Common Stock by those debenture holders exercising their rights under the Registration Rights Agreement. In the event that the Shelf Registration Statement is declared effective by July 3, 1997, Key shall, subject to the "Black-out" provision in Section 4(b)(i) of the Registration Rights Agreement, use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required to the extent necessary to ensure that it is available for resale of the Key Shares and to insure that it conforms with the Securities Act and the policies, rules and regulations of the commission as announced from time to time, for a period of at least three (3) years following the date of issuance of the Key Shares or such shorter period that will terminate when all of the Key Shares have been sold pursuant to the Shelf Registration Statement or pursuant rule 144 of the Securities Act. If Key shall fail to keep such registration statement so effective, then during any period prior to the date termination is allowed during which the Shelf Registration Statement is not effective in accordance with the foregoing provision, Seller or Shareholder shall have a Put Right to the same extent and exercisable in the same manner as provided in the following sentence relating to the Put Right available during the period July 3, 1997 through August 3, 1997, in the event the Shelf Registration Statement does not become effective. In the event that the Shelf Registration Statement is not declared effective by the SEC by July 3, 1997, Seller shall have the right (the "Put Right") to require Key to purchase the Key Shares from Seller for an aggregate purchase price equal to ninety- percent (90%) of the aggregate market value of the Key Shares calculated using the per share closing price on July 3, 1997 as reported by the American Stock Exchange. The Put Right shall be exercised by delivery of written notice to Key on or before August 3, 1997, after which date the Put Right shall expire. During any period in which Seller or Shareholders holds a Put Right pursuant to this Section 4.5, such Put Right may be exercised as often as Seller or Shareholder desires and such Put Right may be exercised with respect to all or such portion of the Key Shares as Seller or Shareholder may desire. The rights of Seller set forth in this paragraph shall be transferable to Shareholder but not otherwise. To the extent shares have been transferred to Shareholder, the term Seller shall include shareholder.

4.6 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule
4.6 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

4.7 Name Change. Seller and the Shareholder shall, within thirty (30) days from the date hereof, caused to be filed (i) with the secretary of state of Seller's state of organization an amendment to the charter (or other applicable organization document) of Seller changing the name of Seller from its current name to a name that is not similar to such name or such documents required to effect the dissolution of Seller so that the separate corporate existence of Seller is terminated, and (ii) with the appropriate authorities of Seller's state of organization and any other states such documents as are required to effect such name change or dissolution, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filing. Seller and the Shareholder shall, within five (5) business days from the date of its receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.

4.8 Collection of Receivables. Buyer shall cooperate with and assist Seller in collecting the Seller Receivables, which cooperation and assistance shall include promptly forwarding to Seller all payments received by Buyer that are made in respect of the Seller Receivables. Seller shall cooperate with and assist Buyer in collecting receivables of Buyer, which cooperation and assistance shall include promptly forwarding to Buyer all payments received by the Seller that are made in respect of Buyer's receivables.

4.9 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby. 4.10 Access to Records. Buyer shall preserve all account ledgers, computer software and data, books, records, files and data transferred to Buyer pursuant to this Agreement for a period of at least six (6) years and shall at any reasonable time allow Seller or Shareholder full access to such records and shall, at Seller's or Shareholder's expense, furnish copies of any such material as may be requested.

                                    Article V
                                 Indemnification

5.1 Indemnification by Seller and the Shareholder. In addition to any other remedies available to Buyer and Key under this Agreement, or at law or in equity, each of Seller and the Shareholder shall, jointly and severally, indemnify, defend and hold harmless each of Buyer and Key, and their respective officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Seller or the Shareholder to perform, their respective re presentations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer and Key by Seller or the Shareholder under this Agreement and (ii) the Retained Liabilities.

5.2 Indemnification by Buyer and Key. In addition to any other remedies available to Seller or the Shareholder under this Agreement, or at law or in equity, Buyer and Key shall, jointly and severally, indemnify, defend and hold harmless the Shareholder, Seller and its officers, directors, employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer or Key to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Seller or the Shareholder by or on behalf of Buyer or Key under this Agreement.

5.3 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 5.1 or Section
5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                   Article VI

                                  Miscellaneous

6.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

6.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

6.3 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall deemed to be an original instrument, but all of which together shall constitute one and the same instrument.


6.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested. If to Buyer or Key

Addressed to:

Key Energy Group, Inc.
Two Tower Center, Tenth Floor
East Brunswick, New Jersey 08816
Attn: General Counsel
Facsimile:  (908) 247-5148


With Copy to:

William P. Parker, P.C.
Attorney at Law
2212 NW 50th, Suite 163
Oklahoma City, OK 73112


If to Seller or the Shareholder


Addressed to:

Tri State Wellhead & Valve, Inc.
102 S. Industrial
Perryton, TX 79070
Attn: John C. Bozeman
Fax: (806) 435-6555

With Copy to:
Gerald Bybee, Attorney
Underwood Law Firm
PO Box 9158
Amarillo, TX  79105

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

6.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

6.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

6.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

IN WITNESS WHEREOF, the Shareholder has executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all on this 15th day of March, 1997 to be effective as of the Effective Date.


                  SCHEDULE 1.1(a) - TANGIBLE PERSONAL PROPERTY

Property

                 SCHEDULE 1.1(c) - SELLER INTELLECTUAL PROPERTY

(Patents, Copy Rights, Trademarks, Service Marks, Licenses and all applicable customer and supplier lists of Seller)

None

                           SCHEDULE 1.1(d) - CONTRACTS


               (Leases, Subleases, Contracts, Contract Rights and
           Agreements relating to ownership, operation or maintenance or use of Tangible Personal Property)

None
Amoco Production Company
Anadarko Petroleum Corporation
Citation Oil & Gas Corp.
Corlena Oil Company
Cross Timbers Oil Company
Enron Oil & Gas Company
Exxon Company, U.S.A.
Marathon Oil Company
Midgard Energy Company (formerly Maxus Exploration Company)
MESA Inc.
Mobil Administrative Services Company Inc.
Oryx Energy Company
Phillips Petroleum Company
Samson Hydrocarbons Company
Sonat Exploration Company
Strat Land Exploration Company
Texaco Exploration and Production Inc.
Unit Drilling Company/Unit Petroleum Company
Vintage Petroleum, Inc.
West Texas Gas, Inc.
Zinke & Trumbo, Inc.

                        SCHEDULE 1.1(e) - SELLER PERMITS

               (Permits, Authorizations, Certificates, Approvals,
                 Registrations, Variances, Waivers, Exemptions,
               Rights of Way, Franchises, Ordinances, Licenses and Rights obtained from governmental agencies relating to use, operation, maintenance or use of Tangible Personal Property)



1. Various state permits authorizing variances from size and weight rules and regulations.

2. Commercial hauler permit issued by Texas Transportation Division.

3. License issued pursuant to International Fule Tax Agreement (FTA Permit).

                      SCHEDULE 2.1.3 - FINANCIAL STATEMENTS

                      SCHEDULE 2.1.9 - HAZARDOUS MATERIALS

                           SCHEDULE 2.1.10 - EMPLOYEES  Employee Social Security
                          No.

                   SCHEDULE 4.6 - ALLOCATION OF PURCHASE PRICE

Equipment                                                  $1,109,410.00

Wellhead Inventory                                            220,961.00

Goodwill                                                      119,629.00

Covenant not to compete                                       100,000.00

Total                                                      $1,550,000.00